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Exhibit 10.5

CONCEPTS II BUILDING

SECOND AMENDMENT

TO

LEASE AGREEMENT

between

LASALLE BANK NATIONAL ASSOCIATION
as Trustee under Trust Agreement dated May 15, 1994,
and known as Trust Number MP-012430

LANDLORD

and

ALLSCRIPTS, INC.

TENANT

AMENDED LEASE SUMMARY SHEET

DATE OF THIS AMENDMENT:	September 30th, 2002
DATE OF FIRST AMENDMENT:	December 31, 1999
DATE OF LEASE:	October 15, 1996
TENANT:	Allscripts, Inc.
BUILDING:	Concepts II, 2401 Commerce Drive Libertyville, Illinois 60048
LEASED PREMISES:	Rentable Square Feet - 79,715 square feet
COMMENCEMENT DATE:	April 1, 1997
TERMINATION DATE:	June 30, 2009
FIXED RENT FOR LEASED PREMISES:
From July 1, 2002 to June 30, 2009
7/1/02 to 6/30/03    $56,464.79 per month
7/1/03 to 6/30/04    $58,125.52 per month
7/1/04 to 6/30/05    $59,786.25 per month
7/1/05 to 6/30/06    $63,107.71 per month
7/1/06 to 6/30/07    $66,429.17 per month
7/1/07 to 6/30/08    $69,750.63 per month
7/1/08 to 6/30/09 $74,732.81 per month
TAXES & OPERATING EXPENSES:	Tenant pays 100%, subject to Article IV J of the Second Amendment
ELECTRICITY AND GAS FOR HVAC:	Separately Metered to Tenant
ELECTRICITY FOR LIGHTING & OUTLETS:	Separately Metered to Tenant
PERMITTED USES:	Warehousing, Industrial and Offices Uses
SECURITY DEPOSIT:	None
CONTRACTION RIGHT:
Tenant has the right between July 1, 2004 and December 31, 2004, with 9 months notice, to contract the Leased Premises by up to 30,000 square feet upon payment of a contraction fee of $6.333 per square foot of contracted space and a $.65 per square foot increase of New Fixed Rent on the remaining Leased Premises.

        The Amended Lease Summary is for information purposes only. In the event any information in this Amended Lease Summary is in conflict with any provision in the Lease As Amended, the Lease As Amended shall prevail.

TABLE OF ARTICLES

		PAGE
I	Defined Terms	1
II	Extended Term	1
III	New Fixed Rent and New Fixed Rent During The Extended Term	1
IV	Contraction of Leased Premises	2
V	Option to Renew	4
VI	Refund of Overpayments	4
VII	Remaining Provisions of Lease	5
VIII	Trustee's Authority and Exculpatory	5
EXHIBIT
A.	Restated Estoppel Certificate

SECOND AMENDMENT TO LEASE AGREEMENT

        THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Second Amendment"), is made and entered into this 30th day of September 2002, by and between LASALLE BANK NATIONAL ASSOCIATION (previously American National Bank and Trust Company of Chicago), as Trustee under Trust Agreement dated May 15, 1994, and known as Trust Number MP-012430 ("Landlord"), and ALLSCRIPTS, INC., a Delaware corporation ("Tenant"), and hereby amends a Lease Agreement entered into between the parties on October 15, 1996 (the "Lease Agreement") and amended on December 31, 1999 (the "First Amendment") (the Lease Agreement and the First Amendment are collectively referred to as the "Lease") (this Second Amendment and the Lease are collectively referred to as the "Lease As Amended").

        WHEREAS, Landlord is the owner of a single story industrial building totaling approximately 79,715 square feet (the "Building"). The Building is commonly known as Concepts II, and has a common address of 2401 Commerce Drive, Libertyville, Illinois 60048, and is located in the industrial park known as Lincoln Commerce Center;

        WHEREAS, the Tenant is leasing from the Landlord the entire Building (the "Leased Premises") pursuant to the Lease;

        WHEREAS, the Lease Term expires as of June 30, 2004 and the parties desire to extend the Term for an additional period of five (5) years ending on June 30, 2009;

        WHEREAS, the parties have agreed to reduce the Fixed Rent for the remaining Term from July 1, 2002 to June 30, 2004; and

        WHEREAS, the parties have agreed the Tenant will have the right to reduce the square footage of the Leased Premises by up to 30,000 square feet at a certain time during the Term and upon the payment of a sum of money and additional New Fixed Rent for the remaining Leased Premises.

        NOW THEREFORE it is agreed to amend the Lease as follows:

ARTICLE I
DEFINED TERMS

        The Lease provides for various special references and/or definitions of certain terms or words. All such references and/or definitions, provided they are not in conflict with those terms and words defined herein, are incorporated in this Second Amendment.

ARTICLE II
EXTENDED TERM

        Landlord does hereby lease and demise to the Tenant, and Tenant accepts from Landlord, the Leased Premises for the additional term of five (5) years commencing on July 1, 2004 and terminating on June 30, 2009 (the "Extended Term"). The Termination Date is redefined as June 30, 2009.

ARTICLE III
NEW FIXED RENT AND NEW FIXED RENT DURING THE EXTENDED TERM

        Effective as of July 1, 2002, Article III Restated Fixed Rent of the First Amendment is hereby voided and held for naught, and the following substituted therefor:

        Subject to the terms and conditions of the Lease As Amended and in consideration hereof, and for the period of the Term (including the Extended Term) from July 1, 2002 to June 30, 2009, Tenant agrees to pay the Landlord the sum of Five Million, Three Hundred Eighty Thousand,

Seven Hundred Sixty Two and 56/100 Dollars ($5,380,762.56) ("New Fixed Rent"), in Eighty Four (84) monthly installments payable in advance on the first day of each month as follows:

        A.    For the Twelve (12) month period from July 1, 2002 to June 30, 2003 inclusive - Twelve (12) monthly installments Fifty Six Thousand Four Hundred and Sixty Four and 79/100 Dollars ($56,464.79) ($8.50 per square foot);

        B.    For the Twelve (12) month period from July 1, 2003 to June 30, 2004 inclusive - Twelve (12) monthly installments of Fifty Eight Thousand One Hundred and Twenty Five and 52/100 Dollars ($58,125.52) ($8.75 per square foot);

        C.    For the Twelve (12) month period from July 1, 2004 to June 30, 2005 inclusive - Twelve (12) monthly installments of Fifty Nine Thousand Seven Hundred and Eighty Six and 25/100 Dollars ($59,786.25) ($9.00 per square foot);

        D.    For the Twelve (12) month period from July 1, 2005 to June 30, 2006 inclusive - Twelve (12) monthly installments of Sixty Three Thousand One Hundred and Seven and 71/100 Dollars ($63,107.71) ($9.50 per square foot);

        E.    For the Twelve (12) month period from July 1, 2006 to June 30, 2007 inclusive - Twelve (12) monthly installments of Sixty Six Thousand Four Hundred and Twenty Nine and 17/100 Dollars ($66,429.17) ($10.00 per square foot);

        F.    For the Twelve (12) month period from July 1, 2007 to June 30, 2008 inclusive - Twelve (12) monthly installments of Sixty Nine Thousand Seven Hundred and Fifty and 63/100 Dollars ($69,750.63) ($10.50 per square foot); and

        G.    For the Twelve (12) month period from July 1, 2008 to June 30, 2009 inclusive - Twelve (12) monthly installments of Seventy Four Thousand Seven Hundred and Thirty Two and 81/100 Dollars ($74,732.81) ($11.25 per square foot).

        Net Fixed Rent and Additional Rent and/or other payments reserved and required under the Lease As Amended are collectively referred to as the "Rental". Unless as otherwise specifically provided or hereafter otherwise designate, all monthly installments of Rental shall be paid in advance on the first day of each and every calendar month of the Term to Landlord's agent, Lincoln Atrium Management Company, 59 West Seegers Road, Arlington Heights, Illinois 60005, or to such other agent or at such other place as Landlord may from time to time hereafter designated in writing. All Rental shall be paid by Tenant to Landlord without notice or demand, and without abatement, deduction, counterclaim or set off of any kind, other than as described in Article VI below.

ARTICLE IV
CONTRACTION OF LEASED PREMISES

        Provided the Tenant has not committed an uncured Event of Default of the Lease As Amended, commencing on July 1, 2004 and ending on December 31, 2004 (the "Contraction Period"), the Tenant has the right to contract the square footage of the Leased Premises by up to 30,000 square feet, in accordance with the following terms and provisions:

        A.    The portion of the Leased Premises to be vacated by the Tenant (the "Contraction Area") shall not be less than 15,000 square feet nor more than 30,000 square feet; it shall be completely contiguous; and it shall have direct, appropriate and adequate egress and ingress, in the reasonable judgment of the Landlord, to the loading dock area, the loading dock shipping and receiving area, and to one or more entrances. However the exact location and configuration of the Contraction Area shall be further subject to the mutual agreement and reasonable consent of both Landlord and Tenant. Both Landlord and Tenant agree they will use their best efforts to reach such a mutual agreement.

        B.    The Tenant must notify the Landlord, in writing, of its election to contract (the "Contraction Notice") on or before nine (9) months prior to the date of the intended contraction (the "Contraction Date"), which date shall be within the Contraction Period.

        C.    The Contraction Notice shall include a diagram of the Tenant's proposed Contraction Area indicating the proposed demising walls and the dimensions thereof. Within ten (10) days after the Landlord and the Tenant have agreed as to the Contraction Area, the Tenant shall tender to the Landlord a cashier's check, payable to the agent of the Landlord, in an amount equal to the sum of $6.333 multiplied by the square footage of the Contraction Area (the "Contraction Fee").

        D.    The Contraction Area square footage shall be the sum of (a) the square footage calculated by measuring the Contraction Area form the outside line of the outside walls and to the middle of the new demising walls with the remaining Leased Premises, plus (b) a prorata share of the shipping and receiving areas and the common trash, electrical, telephone and sprinkler rooms (the "Common Area") calculated by multiplying 2,866 square feet (the square footage of the Common Area) by a fraction, the numerator of which is the square footage of the area described in clause (a) above and the denominator of which is 76,849 (79,715 less 2,866).

        E.    On the Contraction Date, the Tenant shall vacate the Contraction Area and surrender same in good condition and repair, remove all of its personal property, and leave it in a broom clean condition.

        G.    On the Contraction Date and for the remainder of the Term the square footage of the remaining Leased Premises shall equal 79,715 minus the square footage of the Contraction Area (as calculated in accordance with Article IV D above) (the remaining Leased Premises is herein referred to as the "Reduced Leased Premises"). The Reduced Leased Premises shall be thereafter defined for the purposes of this Lease As Amended as the Leased Premises, and all references in the Lease As Amended to the words "Leased Premises" shall apply thereto.

        H.    On the Contraction Date and for the remainder of the Extended Term, the Tenant shall pay the square foot New Fixed Rent rates set forth in Article III C, D, E, F, and G for the periods indicated therein, increased by Sixty Five Cents ($.65) per square foot, times the square footage of the Reduced Leased Premises.

        I.    In the event the Tenant commits an uncured Event of Default between the date of the Contraction Notice and the Contraction Date, this right of contraction shall terminate and be of no force and effect and the Landlord shall have the right to retain the Contraction Fee and apply same to Rental then due or becoming due in the future and/or to damages resulting from said Event of Default.

        J.    It is understood and agreed by the Tenant that after the Contraction Date, the Common Area will be shared by the Tenant with other tenant(s) of the Building. Commencing on and after the Contraction Date, the Tenant's obligation to pay Taxes and Operating Expenses shall be reduced from 100% to a prorata share ("New Prorata Share") thereof, calculated by a fraction, the numerator of which is the square footage of the Reduced Leased Premises and the denominator is 79,715.

        K.    The Reduced Leased Premises, the New Fixed Rent, the New Prorata Share, and the Contraction Date shall all be codified in an amendment to this Lease As Amended and executed by the Landlord and Tenant.

ARTICLE V
OPTION TO RENEW

        Article XXII of the Lease Agreement and Article VII of the First Amendment (relating to an option to renew the Term) are hereby voided and held for naught and the following substituted therefor:

        Provided the Tenant has not committed an uncured Event of Default, the Tenant shall have the right to renew this Lease and lease the Leased Premises for one (1) five (5) year period commencing July 1, 2009 ("Second Extended Term"), upon the same terms and conditions set forth herein with the following exceptions:

        A. The yearly New Fixed Rent to be paid by the Tenant during the first year of the Second Extended Term shall be the greater of the following:

          (a)  Twelve Dollars ($12) per square foot or Twelve and 65/100 Dollars ($12.65) per square foot if the Tenant had elected to contract as provided in Article IV, or

          (b)  Eight and 50/100 Dollars ($8.50) per square foot, plus that sum determined by multiplying the percentage increase of the Price Index between the months of July 2002 and June 2009 times Eight and 50/100 Dollars ($8.50) per square foot.

        B.    The New Fixed Rent during the second (2nd) year of the Second Extended Term, and in each year thereafter shall be increased by two and one-half Percent (2.5%) of the preceding year's New Fixed Rent.

        C.    The word "year" as used in this Article shall mean the periods from July 1 to June 30.

        D.    The Price Index means the consumer price index published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items and Major Group Figures for Urban Wage Earners and Clerical Workers (most then current). If a substantial change is made in the manner of computing the Price Index, then the Price Index will be adjusted to the figures that would have been used had the manner of computing the Price Index been the same as that in effect on July 2002. If the Price Index is not available, a reliable governmental or other nonpartisan publication evaluating the information used in determining the consumer price index shall be applied for the purposes of this Article V.

        E.    To exercise this renewal option, the Tenant must give the Landlord written Notice on or before July 1, 2008.

        F.    Upon the exercise of this renewal option, the word Term as defined in this Lease As Amended shall also apply to the Second Extended Term, and the term Termination Date shall be redefined as the last day of the Second Extended Term.

        G.    All other terms and conditions of this Lease As Amended shall be in full force and effect during the Second Extended Term, including the Tenant's obligation to pay Additional Rent.

        H.    This renewal option shall be exercised only as to all the Leased Premises leased by the Tenant at the time of the Notice.

ARTICLE VI
REFUND OF OVERPAYMENTS

        The Landlord acknowledges that the Tenant has made overpayments of the Rental for the months of July, August and September of 2002. The total of said overpayments shall apply as a credit to the Rental due for the month of October 2002.

ARTICLE VII
REMAINING PROVISIONS OF LEASE

        The Estoppel Certificate (Exhibit B of the First Amendment) is hereby restated as set forth in Exhibit A. All other provisions, terms and conditions of the Lease, not in conflict with the provisions, terms and conditions of this Second Amendment, shall remain in full force and effect.

ARTICLE VIII
TRUSTEE'S AUTHORITY AND EXCULPATORY

        LASALLE BANK NATIONAL ASSOCIATION hereby represents and warrants that it is fully empowered and authorized to execute this Second Amendment pursuant to the terms and conditions contained herein pursuant to the Trust Agreement dated May 15, 1994, and known as Trust Number MP-012430, and that such terms and conditions do not violate the provisions of such Trust. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, covenants, undertakings and agreements herein made on the part of the Landlord while in form purporting (except as herein otherwise expressed) to be the representations, covenants, undertakings and agreements of the Landlord are nevertheless each and every one of them, made and intended not as personal representations, covenants, undertakings and agreements by the Landlord or for the purpose or with the intention of binding the Landlord personally, but are made and/or intended for the purpose of binding only that portion of the trust property specifically leased hereunder; that this Second Amendment is executed and delivered by said Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such trustee; that no duty shall rest upon Landlord to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; and that no personal liability or personal responsibility is assumed by nor shall at any time be asserted or enforceable against LASALLE BANK NATIONAL ASSOCIATION, or any of the beneficiaries under said Trust Agreement, on account of this Second Amendment and/or the Lease As Amended on account of any representations, covenants, undertakings or agreements of the Landlord in this Second Amendment and/or the Lease As Amended contained either expressed or implied; all such personal liability, if any, being expressly waived and released by the Tenant herein and by all persons claiming by, through or under said Tenant.

        IN WITNESS WHEREOF, we have set our hands and seal to this Second Amendment, of six (6) pages, this page included, the day and year first above written.

LANDLORD: LASALLE BANK NATIONAL ASSOCIATION, as trustee as aforesaid and not personally
/s/ MARGARET O'DONNELL Asst. Vice President
TENANT: ALLSCRIPTS, INC., a Delaware Corporation
/s/ LEE SHAPIRO
Secretary	President

LANDLORD'S ACKNOWLEDGMENT

STATE OF ILLINOIS
COUNTY OF COOK

        I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT Margaret O'Donnell personally known to me to be the Asst. Vice President of LASALLE BANK NATIONAL ASSOCIATION and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as said Asst. Vice President of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Trust Agreement, dated May 15, 1994, and known as Trust No. MP-012430, and by the direction of the beneficiaries thereof, for the uses and purposes therein set forth.

        Given under my hand and notarial seal this 23rd day of December 2002.

/s/ GLENN J. RICHTER Notary Public
My commission expires 4/30/06	"OFFICIAL SEAL" GLENN J. RICHTER NOTARY PUBLIC STATE OF ILLINOIS My Commission Expires 04/30/2006

TENANT'S ACKNOWLEDGMENT

STATE OF ILLINOIS
COUNTY OF LAKE

        I, Tammy Whaley, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT Lee Shapiro personally known to me to be the President of ALLSCRIPTS, INC., a Delaware Corporation, and                        , personally known to me to be the    Secretary of said corporation and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they signed and delivered the said instrument as President and Secretary of said corporation, and caused the corporate seal to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

        Given under my hand and notarial seal this 30 day of September 2002.

/s/ TAMMY WHALEY Notary Public
My Commission expires: 4/12/06	"OFFICIAL SEAL" TAMMY WHALEY COMMISSION EXPIRES 04/12/06

RESTATED ESTOPPEL CERTIFICATE

        The undersigned, ALLSCRIPTS, INC., a Delaware Corporation, hereby certifies that it is the Tenant under a certain Lease Agreement dated October 15, 1996, amended December 31, 1999 and September     , 2002, (collectively the "Lease") with LASALLE BANK NATIONAL ASSOCIATION, as Trustee under Trust Agreement dated May 15, 1994, and known as Trust Number MP-012430, as the Landlord, which Lease leases to Tenant, 79,715 square feet of office/warehouse space ("Leased Premises") at the Concepts II Building, Libertyville, Illinois ("Building").

        The Tenant hereby further certifies as to the following:

1.
That the Lease is in full force and effect and has not been modified, altered, or amended;

2.
That possession of the Leased Premises (79,715 square feet) had been accepted by the Tenant;

3.
That the Term of the Lease commenced on April 1, 1997, and ends on June 30, 2009;

4.
That the Rentable Square Feet of the Leased Premises are 79,715;

5.
That the New Fixed Rent due from Tenant for the Term from July 1, 2002 to June 30, 2009, is paid in 84 Monthly Payments, as follows:

7/1/02 to 6/30/03	$56,464.79 per month
7/1/03 to 6/30/04	$58,125.52 per month
7/1/04 to 6/30/05	$59,786.25 per month
7/1/05 to 6/30/06	$63,107.71 per month
7/1/06 to 6/30/07	$66,429.17 per month
7/1/07 to 6/30/08	$69,750.63 per month
7/1/08 to 6/30/09	$74,732.81 per month
6.
That the Tenant is obligated to pay 100.00% of the Taxes and Operating Expenses of the Building, as Additional Rent;

7.
That the Tenant has accepted, and is in possession of, the Leased Premises; that any Tenant Improvements to the Leased Premises, required by the terms of the Lease to be made by the Landlord, have been completed to the satisfaction of the Tenant;

8.
That, except as described in Article VI of the Second Amendment, there are no payments, credits, or concessions required to be made or granted by Landlord to Tenant in connection with the Lease which have not been paid or fulfilled, so that the Landlord has no obligations or liabilities with respect thereto;

9.
That, except as described in Article VI of the Second Amendment, no Rental or any other charges due under the Lease have been paid more than thirty (30) days in advance of the date hereof;

10.
That the Lease, the Leased Premises or any portion thereof, have not been assigned or sublet, by operation of law or otherwise;

11.
That, to the best of Tenant's knowledge, (a) there has been no Event of Default or breach under the Lease, by either the Tenant or the Landlord, and (b) no event has occurred which, with the giving of Notices, or the passage of time, or both, could result in an Event of Default or breach under the Lease;

12.
That the Tenant, as of the date hereof, does not have any right, charge, claim, lien, or right of set-off, under the Lease and/or against the Landlord, other than as stated in the Lease;

13.
That the Lease, dated October 15, 1996, consists of 31 Pages and the following Exhibits:

    Exhibit A—Legal Description
    Exhibit B—Site Plan
    Exhibit C—Tenant Plans
    Exhibit D—Contract Prices and Estimates

    Exhibit E—Protective Covenants
    Exhibit F—Estoppel Certificate

        The First Amendment to Lease, dated December 31, 1999, consists of 6 pages and the following Exhibits:

    Exhibit A—Site Plan
    Exhibit B—Restated Estoppel Certificate

        The Second Amendment to Lease, dated September     , 2002, consists of 6 pages and the following Exhibit:

    Exhibit A—Restated Estoppel Certificate

14.
That there are no agreements between the Landlord and the Tenant other than as stated and provided in the above described Lease, Lease Amendments and their respective Exhibits;

15.
That the Tenant has a right to contract the Leased Premises by up to 30,000 square feet between July 1, 2004 and December 31, 2004 upon certain terms and provisions as set forth in Article IV of the Second Amendment.

16.
That exceptions to the above statements 1 to 15 are set forth hereinafter (if none, state none):

17.
That this certificate is being made to:                        and said party may rely on the truthfulness of the statements set forth herein.

        This Estoppel Certificate is dated this 30th day of Sept. 2002.

TENANT: ALLSCRIPTS, INC., a Delaware Corporation
/s/ LEE SHAPIRO
Secretary	President

EXHIBIT A

QuickLinks

AMENDED LEASE SUMMARY SHEET
TABLE OF ARTICLES
SECOND AMENDMENT TO LEASE AGREEMENT
ARTICLE I DEFINED TERMS
ARTICLE II EXTENDED TERM
ARTICLE III NEW FIXED RENT AND NEW FIXED RENT DURING THE EXTENDED TERM
ARTICLE IV CONTRACTION OF LEASED PREMISES
ARTICLE V OPTION TO RENEW
ARTICLE VI REFUND OF OVERPAYMENTS
ARTICLE VII REMAINING PROVISIONS OF LEASE
ARTICLE VIII TRUSTEE'S AUTHORITY AND EXCULPATORY
LANDLORD'S ACKNOWLEDGMENT
TENANT'S ACKNOWLEDGMENT
RESTATED ESTOPPEL CERTIFICATE
EXHIBIT A